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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (Date of earliest event reported): JUNE 27, 2001





                               KANEB SERVICES LLC
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




         DELAWARE                       1-16405                  75-2931295
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)



   2435 NORTH CENTRAL EXPRESSWAY                                   75080
         RICHARDSON, TEXAS                                       (zip code)
(Address of Principal Executive Offices)






                                 (972) 699-4000
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5.       OTHER

Rights Agreement

      On June 27, 2001, the board of directors of Kaneb Services LLC, a
Delaware limited liability company ("KSL"), declared a distribution of one right for each of its outstanding common shares to its shareholder of record at the close of business on June 27, 2001, which was Kaneb Services, Inc. Each right entitles the registered holder to purchase from KSL one of its common shares at a purchase price of $60.00 per common share, subject to adjustment.

      Initially, the rights will attach to all of KSL's common share certificates representing shares then outstanding, and no separate rights certificates will be distributed. The rights will separate from the common shares and a distribution date will occur upon the earlier of (i) 15 days following a public announcement that a person or group of affiliated or associated persons (other than the exclusion of certain of our affiliates) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of KSL's outstanding common shares (the "Share Acquisition Date"), or (ii) 15 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of KSL's outstanding common shares. Until the distribution date, (i) the rights will be evidenced by the common share certificates and will be transferred with and only with such common share certificates, (ii) new common share certificates issued after June 27, 2001, will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares represented by such certificate.

      The rights are not exercisable until the distribution date and will expire at the close of business on June 27, 2011, unless earlier redeemed by KSL as described below. As long as the rights are attached to the common shares, one additional right shall be deemed to be delivered with each common share issued or transferred by KSL in the future, including but not limited to common shares issuable upon conversion of any series of member interests or debt instruments convertible into KSL's common shares and common shares issuable upon exercise of options to purchase common shares granted by KSL.

      As soon as practicable after the occurrence of a distribution date under the rights agreement, rights certificates will be mailed to holders of record of KSL's common shares as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights. Except as otherwise determined by KSL's board of directors, only common shares issued prior to the distribution date will be issued with rights.

      If (i) KSL is the surviving entity in a merger with an Acquiring Person (who is a person who, along with its affiliates and associates (other than the exclusion of certain of KSL's affiliates), becomes the beneficial owner of 15% or more of our then-outstanding common shares) and those common shares owned by such Acquiring Person are not changed or exchanged, (ii) any person




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becomes the beneficial owner of more than 20% of KSL's then-outstanding common shares (except pursuant to an offer for all of KSL's outstanding common shares that the independent directors determine to be fair to and otherwise in the best interests of KSL and its shareholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the rights agreement, or
(iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), then each holder of a right will thereafter have the right to receive, upon exercise, common shares having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any Acquiring Person will be null and void. However, rights are not exercisable following the occurrence of either of the events set forth above until such time as the rights are no longer redeemable by KSL as set forth below.

      If, at any time following the Share Acquisition Date, (i) KSL is acquired in a merger or other business combination transaction in which KSL is not the surviving entity, or (ii) 50% or more of KSL's assets or earning power is sold or transferred, each holder of a right (except rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

      The purchase price payable, and the number of common shares issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a distribution of member interests on, or a subdivision, combination or reclassification of, KSL's common shares, (ii) if holders of KSL's common shares are granted certain rights or warrants to subscribe for common shares or convertible securities at less than the current market price of KSL's common shares, or (iii) upon the distribution to holders of KSL's common shares of evidences of indebtedness or assets (other than a regular quarterly cash distribution made pursuant to Section 8.3 of KSL's company agreement) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of KSL's common shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of KSL's common shares on the last trading date prior to the date of exercise.

      At any time until fifteen days following the Share Acquisition Date, KSL may redeem the rights in whole, but not in part, at a price of $.01 per right (payable in cash, common shares or other consideration deemed appropriate by KSL's board of directors). After the redemption period has expired, KSL's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of KSL's outstanding common shares in a transaction or series of transactions not involving KSL. Immediately upon the action of KSL's board of directors ordering



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redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price.

       Until a right is exercised, the holder thereof, as such, will have no rights as one of KSL's shareholders, including, without limitation, the right to vote or to receive distributions. While the distribution of the rights will not be taxable to shareholders or to KSL, shareholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for KSL's common shares (or other consideration) or for common shares of the acquiring company as set forth above.

      Other than those provisions relating to the principal economic terms of the rights, any of the provisions of the rights agreement may be amended by KSL's board of directors before the distribution date. After the distribution date, the provisions of the rights agreement may be amended by KSL's board of directors to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the rights agreement; provided, however, that from and after the distribution date no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

      KSL's shareholders, under KSL's company agreement, expressly authorize the execution, delivery and performance of the rights agreement. Furthermore, KSL's company agreement expressly excludes the amendment, termination and the refusal to redeem the rights under the rights agreement from any fiduciary duty or other duty that KSL's board of directors may owe to KSL's shareholders or to KSL.

Amended and Restated Limited Liability Company Agreement

      On June 27, 2001 the board of directors and sole shareholder of KSL approved the Amended and Restated Limited Liability Company Agreement of Kaneb Services LLC to authorize the execution, delivery and performance of the rights agreement and certain agreements entered into with Kaneb Services, Inc. ("KAB") in connection with KAB's distribution to its stockholders of KSL common shares . The Amended and Restated Limited Liability Company Agreement is attached as an exhibit hereto and is incorporated herein by reference.

Kaneb Services LLC 2001 Incentive Plan

      On June 27, 2001 the board of directors of KSL authorized the reservation of an additional 400,000 shares of KSL's common shares under the Kaneb Services LLC 2001 Incentive Plan. A total of 2,000,000 common shares have been reserved under such plan.



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ITEM 7.         FINANCIAL SCHEDULES AND EXHIBITS

        (c)     Exhibits


                3.1 Amended and Restated Limited Liability Company Agreement of Kaneb Services LLC dated June 28, 2001.

                99.1 Form of Rights Agreement dated as of June 27, 2001, between Kaneb Services LLC and The Chase Manhattan Bank, as Rights Agent (filed as an exhibit to Kaneb Services LLC's registration statement on Form 8-A filed on June 27, 2001 and incorporated herein by reference).

                99.2    Kaneb Services LLC 2001 Incentive Plan.



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                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2001

                                 KANEB SERVICES LLC

                                 By:       /s/ HOWARD C. WADSWORTH
                                      -------------------------------------
                                               Howard C. Wadsworth
                                             Vice President and Treasurer


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                                Index to Exhibits

  Exhibit Number       Description
  --------------       -----------

        3.1            Amended and Restated Limited Liability Company Agreement of Kaneb
                       Services LLC dated June 28, 2001.

        99.1 Form of Rights Agreement dated as of June 27, 2001, between Kaneb Services LLC and The Chase Manhattan Bank, as Rights Agent (filed as an exhibit to Kaneb Services
                       LLC's registration statement on Form 8-A filed on June
                       27, 2001 and incorporated herein by reference).

        99.2           Kaneb Services LLC 2001 Incentive Plan.